Exhibit 10.6
Non-Qualified Stock Option with tandem
Stock Appreciation Rights Grant Agreement
1. These Non-Qualified Stock Options for the number of shares of Common Stock indicated on the grant summary page (the “Non-Qualified Stock Options”) and the Stock Appreciation Rights granted in tandem with the Non-Qualified Stock Options (the “SARs”) are granted to you under and are governed by the terms and conditions of the 2008 Performance Plan of The Goodyear Tire & Rubber Company, adopted effective April 8, 2008, as amended (the “Plan”), and this Grant Agreement. As your stock options are conveyed and managed online, your online acceptance constitutes your agreement to and acceptance of all terms and conditions of the Plan and this Grant Agreement, including a recognition of the Company’s right to specify whether or not you may exercise either the Non-Qualified Stock Options or the SARs at the time you notify the Company of your intent to exercise. In the event that you are, or become subject to taxation under the laws of the United States of America at any time prior to the expiration date, the grant hereunder shall be deemed to be a Non-Qualified Stock Option and not a SAR for so long as you remain subject to such tax laws. You also agree that you have read and understand the Plan and this Grant Agreement. All defined terms used in this Grant Agreement have the meanings set forth in the Plan.
2. If the Company approves the exercise of a Non-Qualified Stock Option, you may exercise the Non-Qualified Stock Options granted pursuant to this Grant Agreement through (1) a cash payment in the amount of the full option exercise price of the shares being purchased (including a simultaneous exercise and sale of the shares of Common Stock thereby acquired and use of the proceeds from such sale to pay the exercise price, to the extent permitted by law) (a “cash exercise”), (2) a payment in full shares of Common Stock having a Fair Market Value on the date of exercise equal to the full option exercise price of the shares of Common Stock being purchased (a “share swap exercise”), or (3) a combination of the cash exercise and share swap exercise methods. Any exercise of these Non-Qualified Stock Options shall be by written notice stating the number of shares of Common Stock to be purchased and the exercise method, accompanied with the payment, or proper proof of ownership if the share swap exercise method is used. You shall be required to meet the tax withholding obligations arising from any exercise of Non-Qualified Stock Options.
3. If the Company approves the exercise of the SARs, written notice must be given to the Company stating the number of shares of Common Stock in respect of which the SARs are being exercised. In due course, you will receive payment in cash in an amount equal to the excess, if any, of the Fair Market Value of one share of Common Stock on the date of exercise of the SARs over the Option Exercise Price per Share specified in respect of the Non-Qualified Stock Options times the number of shares of Common Stock in respect of which the SARs shall have been exercised. Such payment shall be subject to reduction for withholding taxes.
4. As further consideration for the Non-Qualified Stock Options and SARs granted to you hereunder, you must remain in the continuous employ of the Company or one or more of its Subsidiaries from the Date of Grant to the date or dates the Non-Qualified Stock Options and SARs become exercisable as set forth on the grant summary page of this Grant Agreement before you will be entitled to exercise the Non-Qualified Stock Options and SARs granted. The Non-Qualified Stock Options and SARs you have been granted shall not in any event be exercisable after your termination of employment except as provided in paragraph 5 below for Retirement (defined as termination of employment at any age after 30 or more years, or at age 55 or older with at least 10 years, of continuous service with the Company and its Subsidiaries), death, Disability (defined as termination of employment while receiving benefits under a long-term disability income plan provided by a government or sponsored by the Company or one of its Subsidiaries), or termination of your employment by the Company and its Subsidiaries other than for Cause (as defined below). For the avoidance of doubt, the Non-Qualified Stock Options and SARs you

Non-Qualified Stock Option with tandem
Stock Appreciation Rights Grant Agreement
have been granted shall not be exercisable after termination of employment as a result of your voluntary resignation.
5. The Non-Qualified Stock Options and SARs terminate automatically and shall not be exercisable by you from and after the date on which you cease to be an employee of the Company or one of its Subsidiaries for any reason other than your death, Retirement, Disability, or termination of your employment by the Company and its Subsidiaries other than for Cause. In the event of your death, Retirement or Disability while an employee of the Company or one of its Subsidiaries (and having been an employee continuously since the Date of Grant) on any date which is more than six (6) months after the Date of Grant specified on the grant summary page of this Grant Agreement, the Non-Qualified Stock Options and SARs shall become immediately exercisable and, except as provided below in the event of your death while an employee, shall be exercisable by you for the lesser of (a) the remainder of the term of the Non-Qualified Stock Option/SAR grant or (b) five years. In the event of your death while an employee, the Non-Qualified Stock Options and SARs may be exercised up to three years after your date of death by the person or persons to whom your rights in the options passed by your will or according to the laws of descent and distribution. In the event of termination of your employment by the Company and its Subsidiaries other than for Cause, any vested Non-Qualified Stock Options and SARs shall remain exercisable by you for 90 days following the date of termination of your employment. “Cause” means (i) the continued failure by you to substantially perform your duties with the Company or its affiliates (other than any such failure resulting from your incapacity due to physical or mental illness), (ii) your engaging in conduct which is demonstrably injurious to the Company or its affiliates, monetarily or otherwise, (iii) your committing any felony or any crime involving fraud, breach of trust or misappropriation, or (iv) any breach or violation of any agreement relating to your employment with the Company or its affiliates where the Committee, in its sole but reasonable discretion, determines that such breach or violation materially and adversely affects the Company or any affiliate. Nothing contained herein shall restrict the right of the Company or any of its Subsidiaries to terminate your employment at any time, with or without Cause.
6. The Non-Qualified Stock Options and SARs shall not in any event be exercisable after the expiration of ten years from the Date of Grant specified on the grant summary page of this Grant Agreement and, to the extent not exercised, shall automatically terminate at the end of such ten-year period.
7. Certificates, or other evidence of beneficial ownership, for the shares of Common Stock purchased pursuant to Non-Qualified Stock Options will be deliverable to you or your agent, duly accredited to the satisfaction of the Company, at the principal office of the Company in Akron, Ohio, or at such other place acceptable to the Company as may be designated by you.
8. In the event your employment with the Company and its Subsidiaries is terminated (by retirement or otherwise) and within 18 months after such termination date you accept employment with a competitor of, or otherwise engage in competition with, the Company, the Committee, in its sole discretion, may require you to return, or (if not received) to forfeit, to the Company the economic value of the Non-Qualified Stock Options or SARs which you have realized or obtained by your exercise of the Non-Qualified Stock Options or SARs granted hereunder at any time on or after the date which is six months prior to the date of your termination of employment with the Company. Additionally, all Non-Qualified Stock Options or SARs granted to you hereunder which you have not exercised shall be automatically cancelled upon commencement of your competitive engagement.
9. Each Non-Qualified Stock Option and SAR granted are not transferable by you otherwise than by will or the laws of descent and distribution, and are exercisable during your lifetime only by you.

Non-Qualified Stock Option with tandem
Stock Appreciation Rights Grant Agreement
10. All rights conferred upon you under the provisions of this Grant Agreement are personal and, except under the provisions of paragraph 9 of this Grant Agreement, no assignee, transferee or other successor in interest shall acquire any rights or interests whatsoever under this Grant Agreement, which is made exclusively for the benefit of you and the Company.
11. Any notice to you under this Grant Agreement shall be sufficient if in writing and if delivered to you or mailed to you at the address on record in the Executive Compensation Department. Any notice to the Company under this Grant Agreement shall be sufficient if in writing and if delivered to the Executive Compensation Department of the Company in Akron, Ohio, or mailed by registered mail directed to the Company for the attention of the Executive Compensation Department at 1144 East Market Street, Akron, Ohio 44316-0001. Either you or the Company may, by written notice, change the address. This Grant Agreement shall be construed and shall take effect in accordance with the laws of the State of Ohio.
12. Each Non-Qualified Stock Option and/or SAR may be exercised only at the times and to the extent, and is subject to all of the terms and conditions, set forth in this Grant Agreement, and in the Plan, including any rule or regulation adopted by the Committee.
13. Your purchase of shares of Common Stock pursuant to the Non-Qualified Stock Options shall automatically reduce by a like number the shares of Common Stock subject to the SARs and, conversely, your exercise of any SARs shall automatically reduce by a like number the shares of Common Stock available for purchase by you under the Non-Qualified Stock Options.
14. In agreeing to accept this grant, you clearly acknowledge that The Goodyear Tire & Rubber Company assumes no responsibility for any regulatory or tax consequences that arise from either the grant or exercise of the Non-Qualified Stock Options or the SARs, whether under U.S. or foreign law, rules, regulations or treaties.
15. Prior to the exercise of a Non-Qualified Stock Option or SAR, written notice must be given to the Company of your intent to exercise. The Company will then advise you whether or not you may exercise a Non-Qualified Stock Option or SAR and upon receiving such advice you may then exercise the Non-Qualified Stock Option or the SAR.